Exhibit 10.87

                       The CORPORATEplan for RetirementSM
                                 EXECUTIVE PLAN

                               BASIC PLAN DOCUMENT

                                 IMPORTANT NOTE

  This document has not been approved by the Department of Labor, the Internal Revenue Service or any other governmental entity. An Adopting Employer must determine whether the plan is subject to the Federal securities laws and the securities laws of the various states. An Adopting Employer may not rely on this document to ensure any particular tax consequences or to ensure that the Plan is "unfunded and maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees" under the Employee Retirement Income Security Act with respect to the Employer's particular situation. Fidelity Management Trust Company, its affiliates and employees cannot provide you with legal advice in connection with the execution of this document. This document should be reviewed by the Employer's attorney prior to execution.

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                           CORPORATEplan for EXECUTIVE
                                 EXECUTIVE PLAN

                               BASIC PLAN DOCUMENT

ARTICLE I
      ADOPTION AGREEMENT

ARTICLE 2
      DEFINITIONS

      2.01 - Definitions

ARTICLE 3
      PARTICIPATION

      3.01 - Date of Participation
      3.02 - Resumption of Participation Following Reemployment
      3.03 - Cessation or Resumption of Participation Following a Change in
             Status

ARTICLE 4
      CONTRIBUTIONS

      4.01 - Deferral Contributions
      4.02 - Matching Contributions
      4.03 - Employer Contributions
      4.04 - Time of Making Contributions

ARTICLE 5
      PARTICIPANTS' ACCOUNTS

      5.01 - Individual Accounts

ARTICLE 6
      INVESTMENT OF CONTRIBUTIONS

      6.01 - Manner of Investment
      6.02 - Investment Decisions

ARTICLE 7

      7.01 - Normal or Early Retirement
      7.02 - Death
      7.03 - Other Termination of Employment
      7.04 - Separate Account
      7.05 - Forfeitures
      7.06 - Adjustment for Investment Experience
      7.07 - Unforeseeable Emergency Withdrawals
      7.08 - Change in Control

ARTICLE 8
      DISTRIBUTION OF BENEFITS TO PARTICIPANTS AND BENEFICIARIES

      8.01 - Distribution of Benefits to Participants and Beneficiaries


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      8.02 - Determination of Method of Distribution
      8.03 - Notice to Trustee
      8.04 - Time of Distribution

ARTICLE 9
      AMENDMENT AND TERMINATION

      9.01 - Amendment by Employer
      9.02 - Retroactive Amendments
      9.03 - Termination
      9.04 - Distribution Upon Termination of the Plan

ARTICLE 10
      MISCELLANEOUS

      10.01 - Communication to Participants
      10.02 - Limitation of Rights
      10.03 - Nonalienability of Benefits
      10.04 - Facility of Payment
      10.05 - Information between Employer and Trustee
      10.06 - Notices
      10.07 - Governing Law

ARTICLE 11
      PLAN ADMINISTRATION

      11.01 - Powers and responsibilities of the Administrator
      11.02 - Nondiscriminatory Exercise of Authority
      11.03 - Claims and Review Procedures
      11.04 - Cost of Administration


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                                    PREAMBLE

It is the intention of the Employer to establish herein an unfunded plan maintained solely for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in ERISA.

Article 1. Adoption Agreement.

Article 2. Definitions.

2.01. Definitions.

      (a) Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

            (1) "Account" means an account established on the books of the Employer for the purpose of recording amounts credited on behalf of a Participant and any income, expenses, gains or losses included thereon.

            (2) "Administrator" means the Employer adopting this Plan, or other person designated by the Employer in Section 1.01(b).

            (3) "Adoption Agreement" means Article 1, under which the Employer establishes and adopts or amends the Plan and designates the optional provisions selected by the Employer. The provisions of the Adoption Agreement shall be an integral part of the Plan.

            (4) "Beneficiary" means the person or persons entitled under Section
            7.02 to receive benefits under the Plan upon the death of a Participant.

            (5) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            (6) "Compensation" means for purposes of Article 4 (Contributions) wages as defined in Section 3401(a) of the Code and all other payments of compensation to an employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the employee a written statement under
            Section 6041(d) and 6051 (a)(3) of the Code, excluding any items elected by the Employer in Section 1.04, reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits, but including amounts that are not includable in the gross income of the Participant under a salary reduction agreement by reason of the application of Sections 125, 402(a)(8), or 403(b) of the Code. Compensation shall be determined without regard to any rules under
            Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 340 l(a)(2) of the Code).

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                  Compensation shall also include amounts deferred pursuant to an election under Section 4.01.

                  In the case of any Self-Employed Individual or an Owner-Employee, Compensation means the Self-Employed Individual's
Earned Income.

            (7) "Earned Income" means the net earnings of a Self-Employed Individual derived from the trade or business with respect to which the Plan is established and for which the personal services of such individual are a material income-providing factor, excluding any items not included in gross income and the deductions allocated to such items, except that for taxable years beginning after December 31, 1989 net earnings shall be determined with regard to the deduction allowed under Section 164(f) of the Code, to the extent applicable to the Employer. Net earnings shall be reduced by contributions of the Employer to any qualified plan, to the extent a deduction is allowed to the Employer for such contributions under
            Section 404 of the Code.

            (8) "Employee" means any employee of the Employer, Self-Employed Individual or Owner-Employee.

            (9) "Employer" means the employer named in Section 1.02(a) and any Related Employers designated in Section 1.02(b).

            (10) "Employment Commencement Date" means the date on which the Employee first performs an Hour of Service.

            (11) "Entry Date" means the date(s) designated in Section 1.03(b).

            (12) "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

            (13) "Fund Share" means the share, unit, or other evidence of ownership in a Permissible Investment.

            (14) "Hour of Service" means, with respect to any Employee,

                  (A) Each hour for which the Employee is directly or indirectly paid, or entitled to payment, for the performance of duties for the Employer or a Related Employer, each such hour to be credited to the Employee for the computation period in which the duties were performed;

                  (B) Each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer or Related Employer (including payments made or due from a trust fund or insurer to which the Employer contributes or pays premiums) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty, or leave of absence, each such


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                  hour to be credited to the Employee for the Eligibility
                  Computation Period in which such period of time occurs, subject to the following rules:

                        (i) No more than 501 Hours of Service shall be credited under this paragraph (B) on account of any single continuous period during which the Employee performs no duties;

                        (ii) Hours of Service shall not be credited under this paragraph (B) for a payment which solely reimburses the Employee for medically-related expenses, or which is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws; and

                        (iii) If the period during which the Employee performs no duties falls within two or more computation periods and if the payment made on account of such period is not calculated on the basis of units of time, the Hours of Service credited with respect to such period shall be allocated between not more than the first two such computation periods on any reasonable basis consistently applied with respect to similarly situated Employees; and

                  (C) Each hour not counted under paragraph (A) or (B) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to be paid by the Employer or a Related Employer, each such hour to be credited to the Employee for the computation period to which the award or agreement pertains rather than the computation period in which the award agreement or payment is made.

                        For purposes of determining Hours of Service, Employees
                  of the Employer and of all Related Employers will be treated as employed by a single employer. For purposes of paragraphs
                  (B) and (C) above, Hours of Service will be calculated in accordance with the provisions of Section 2530.200b-2(b) of the Department of Labor regulations, which are incorporated herein by reference.

                        Solely for purposes of determining whether a break in
                  service for participation purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the hours of service which would otherwise been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 hours of service per day of such absence. For purposes of this paragraph, an absence from work for maternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child


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                  for a period beginning immediately following such birth or placement. The hours of service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period, or (2) in all other cases, in the following computation period.

            (15) "Normal Retirement Age" means the normal retirement age specified in Section 1.07(f) of the Adoption Agreement.

            (16) "Owner-Employee" means, if the Employer is a sole proprietorship, the individual who is the sole proprietor, or, if the Employer is a partnership, a partner who owns more than 10 percent of either the capital interest or the profits interest of the partnership.

            (17) "Participant" means any Employee who participates in the Plan in accordance with Article 3 hereof.

            (18) "Permissible Investment" means the investments specified by the Employer as available for investment of assets of the Trust and agreed to by the Trustee. The Permissible Investments under the Plan shall be listed in the Service Agreement.

            (19) "Plan" means the plan established by the Employer as set forth herein as a new plan or as an amendment to an existing plan, by executing the Adoption Agreement, together with any and all amendments hereto.

            (20) "Plan Year" means the 12-consecutive-month period designated by the Employer in Section 1.01(d).

            (21) "Related Employer" means any employer other than the Employer named in Section 1.02(a), if the Employer and such other employer are members of a controlled group of corporations (as defined in Section 414(b) of the Code) or an affiliated service group (as defined in Section 414(m)), or are trades or businesses (whether or not incorporated) which are under common control (as defined in
            Section 414(c)), or such other employer is required to be aggregated with the Employer pursuant to regulations issued under Section 414(o).

            (22) "Self-Employed Individual" means an individual who has Earned Income for the taxable year from the Employer or who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

            (23) "Service Agreement" means the agreement between the Employer and Trustee regarding the arrangement between the parties for recordkeeping services with respect to the Plan.

            (24) "Trust" means the trust created by the Employer.


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            (25) "Trust Agreement" means the agreement between the Employer and the Trustee, as set forth in a separate agreement, under which assets are held, administered, and managed subject to the claims of the Employer's creditors in the event of the Employer's insolvency, until paid to Plan Participants and their Beneficiaries as specified in the Plan.

            (26) "Trust Fund" means the property held in the Trust by the Trustee.

            (27) "Trustee" means the corporation or individual(s) appointed by the Employer to administer the Trust in accordance with the Trust Agreement.

            (28) "Years of Service for Vesting" means, with respect to any Employee, the number of whole years of his periods of service with the Employer or a Related Employer (the elapsed time method to compute vesting service), subject to any exclusions elected by the Employer in Section 1.07(c). An Employee will receive credit for the aggregate of all time period(s) commencing with the Employee's Employment Commencement Date and ending on the date a break in service begins, unless any such years are excluded by Section 1.07(c). An Employee will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days.

                  In the case of a Participant who has 5 consecutive 1-year
            breaks in service, all years of service after such breaks in service will be disregarded for the purpose of vesting the Employer-derived account balance that accrued before such breaks, but both pre-break and post-break service will count for the purposes of vesting the Employer-derived account balance that accrues after such breaks. Both accounts will share in the earnings and losses of the fund.

                  In the case of a Participant who does not have 5 consecutive
            1-year breaks in service, both the pre-break and post-break service will count in vesting both the pre-break and post-break employer-derived account balance.

                  A break in service is a period of severance of at least 12 consecutive months. Period of severance is a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service.

                  In the case of an individual who is absent from work for
            maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a break in service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual,
            (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.


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                  If the Plan maintained by the Employer is the plan of a
            predecessor employer, an Employee's Years of Service for Vesting shall include years of service with such predecessor employer. In any case in which the Plan maintained by the Employer is not the plan maintained by a predecessor employer, service for such predecessor shall be treated as service for the Employer to the extent provided in Section 1.08.

      (b) Pronouns used in the Plan are in the masculine gender but include the feminine gender unless the context clearly indicates otherwise.

Article 3. Participation.

3.01. Date of Participation. An eligible Employee (as set forth in Section 1.03(a)) who has filed an election pursuant to Section 4.01 will become a Participant in the Plan on the first Entry Date coincident with or following the date on which such election would otherwise become effective, as determined under Section 4.01.

3.02. Resumption of Participation Following Reemployment. If a Participant ceases to be an Employee and thereafter returns to the employ of the Employer he will again become a Participant as of an Entry Date following the date on which he completes an Hour of Service for the Employer following his re employment, if he is an eligible Employee as defined in Section 1.03(a), and has filed an election pursuant to Section 4.01.

3.03. Cessation or Resumption of Participation Following a Change in Status. If any Participant continues in the employ of the Employer or Related Employer but ceases to be an eligible Employee as defined in Section 1.03(a), the individual shall, continue to be a Participant until the entire amount of his benefit is distributed; however, the individual shall not be entitled to make Deferral Contributions or receive an allocation of Matching contributions during the period that he is not an eligible Employee. Such Participant shall continue to receive credit for service completed during the period for purposes of determining his vested interest in his Accounts. In the event that the individual subsequently again becomes an eligible Employee, the individual shall resume full participation in accordance with Section 3.01.

Article 4. Contributions.

4.01. Deferral Contributions. Each Participant may elect to execute a salary reduction agreement with the Employer to reduce his Compensation by a specified percentage, not exceeding the percentage set forth in Section 1.05(a) and equal to a whole number multiple of one (1) percent, per payroll period, subject to any election regarding bonuses, as set out in Subsection 1.05(a)(2). Such agreement shall become effective on the first day of the period as set forth in the Participant's election. The election will be effective to defer Compensation relating to all services performed in a calendar year subsequent to the filing of such an election, subject to any election regarding bonuses, as set out in Subsection 1.05(a)(2). An election once made will remain in effect until a new election is made, provided, however that such an election choosing a distribution date pursuant to 1.06(b)(I)(B) will become ineffective the first day of the calendar year preceding the calendar year in which the election requires the distribution to be made. A new election will be effective as of the first day of the following calendar year and will apply


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only to Compensation payable with respect to services rendered after such date.
Amounts credited to a Participant's account prior to the effective date of any new election will not be affected and will be paid in accordance with that prior election. The Employer shall credit an amount to the account maintained on behalf of the Participant corresponding to the amount of said reduction. Under no circumstances may a salary reduction agreement be adopted retroactively. A Participant may revoke a salary reduction agreement for a calendar year during that year, provided, however, that such revocation shall apply only to Compensation not yet earned. In that event, the Participant shall be precluded from electing to defer future Compensation hereunder during the calendar year to which the revocation applies. Notwithstanding the above,

      (a) in the calendar year in which the Plan first becomes effective or in the year in which the Participant first becomes eligible to participate, an election to defer compensation may be made within 30 days after the Participant is first eligible or the Plan is first effective, which election shall be effective with respect to Compensation payable with respect to services rendered after the date of the election; and

      (b) in the event the Employer has elected to permit the deferral of bonus payments hereunder, a salary reduction agreement applicable to such bonus deferral must be made in the calendar year immediately preceding the calendar year to which the bonus relates.

4.02. Matching Contributions. If so provided by the Employer in Section 1.05(b), the Employer shall make a "Matching Contribution" to be credited to the account maintained on behalf of each Participant who had "Deferral Contributions" pursuant to Section 4.01 made on his behalf during the year and who meets the requirement, if any, of Section 1.05(b)(3). The amount of the "Matching Contribution" shall be determined in accordance with Section 1.05(b).

4.03. Employer Contributions. If so provided by the Employer in Section 1.05(c)(1), the Employer shall make an "Employer Contribution" to be credited to the account maintained on behalf of each Participant who meets the requirement, if any, of Section 1.05(c)(3) in the amount required by Section 1.05(c)(1). If so provided by the Employer in Section 1.05(c)(2), the Employer may make an "Employer Contribution" to be credited to the account maintained on behalf of any Participant in such an amount as the Employer, in its sole discretion, shall determine. In making "Employer Contributions" pursuant to Section 1.05(c)(2), the Employer shall not be required to treat all Participants in the same manner in determining such contributions and may determine the "Employer Contribution" of any Participant to be zero.

4.04. Time of Making Contributions. The Employer shall remit contributions deemed made hereunder to the Trust as soon as practicable after such contributions are deemed made under the terms of the Plan.

Article 5. Participants' Accounts.

5.01. Individual Accounts. The Administrator will establish and maintain an Account for each Participant, which will reflect Matching and Deferral Contributions credited to the Account on behalf of the Participant and earnings, expenses, gains and losses credited thereto, and deemed investments made with amounts in the Participant's Account. The Administrator will establish


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and maintain such other accounts and records as it decides in its discretion to be reasonably required or appropriate in order to discharge its duties under the Plan. Participants will be furnished statements of their Account values at least once each Plan Year. The Administrator shall provide the Trustee with information on the amount credited to the separate account of each Participant maintained by the Administrator in its records.

Article 6. Investment of Contributions.

6.01. Manner of Investment. All amounts credited to the Accounts of Participants shall be treated as though invested and reinvested only in eligible investments selected by the Employer in the Service Agreement.

6.02. Investment Decisions. Investments in which the Accounts of Participants shall be treated as invested and reinvested shall be directed by the Employer or by each Participant, or both, in accordance with the Employer's election in
Section 1.11(a).

      (a) All dividends, interest, gains and distributions of any nature that would be earned in respect of Fund Shares in which the Account is treated as investing shall be credited to the Account as though reinvested in additional shares of that Permissible Investment.

      (b) Expenses that would be attributable to the acquisition of investments shall be charged to the Account of the Participant for which such investment is treated as having been made.

Article 7. Right to Benefits.

7.01. Normal or Early Retirement. If provided by the Employer in Section 1.07(e), each Participant who attains his Normal Retirement Age or Early Retirement Age will have a nonforfeitable interest in his Account in accordance with the vesting schedule(s) elected in Section 1.07. If a Participant retires on or after attainment of Normal or Early Retirement Age, such retirement is referred to as a normal retirement. On or after his normal retirement, the balance of the Participant's Account, plus any amounts thereafter credited to his Account, subject to the provisions of Section 7.06, will be distributed to him in accordance with Article 8.

      If provided by the Employer in Section 1.07, a Participant who separates from service before satisfying the age requirements for early retirement, but has satisfied the service requirement will be entitled to the distribution of his Account, subject to the provisions of Section 7.06, in accordance with
Article 8, upon satisfaction of such age requirement.

7.02. Death. If a Participant dies before the distribution of his Account has commenced, or before such distribution has been completed, his Account shall become vested in accordance with the vesting schedule(s) elected in Section 1.07 and his designated Beneficiary or Beneficiaries will be entitled to receive the balance or remaining balance of his Account, plus any amounts thereafter credited to his Account, subject to the provisions of Section 7.06. Distribution to the Beneficiary or Beneficiaries will be made in accordance with Article 8.

      A Participant may designate a Beneficiary or Beneficiaries, or change any prior designation of Beneficiary or Beneficiaries, by giving notice to the Administrator on a form


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designated by the Administrator. If more than one person is designated as the
Beneficiary, their respective interests shall be as indicated on the designation form.

      A copy of the death certificate or other sufficient documentation must be filed with and approved by the Administrator. If upon the death of the Participant there is, in the opinion of the Administrator, no designated Beneficiary for part or all of the Participant's Account, such amount will be paid to his surviving spouse or, if none, to his estate (such spouse or estate shall be deemed to be the Beneficiary for purposes of the Plan). If a Beneficiary dies after benefits to such Beneficiary have commenced, but before they have been completed, and, in the opinion of the Administrator, no person has been designated to receive such remaining benefits, then such benefits shall be paid to the deceased Beneficiary's estate.

7.03. Other Termination of Employment. If provided by the Employer in Section 1.07, if a Participant terminates his employment for any reason other than death or normal retirement, he will be entitled to a termination benefit equal to (i) the vested percentage(s) of the value of the Matching Contributions to his Account, as adjusted for income, expense, gain, or loss, such percentage(s) determined in accordance with the vesting schedule(s) selected by the Employer in Section 1.07, and (ii) the value of the Deferral Contributions to his Account as adjusted for income, expense, gain or loss. The amount payable under this
Section 7.03 will be subject to the provisions of Section 7.06 and will be distributed in accordance with Article 8.

7.04. Separate Account. If a distribution from a Participant's Account has been made to him at a time when he has a nonforfeitable right to less than 100 percent of his Account, the vesting schedule in Section 1.07 will thereafter apply only to amounts in his Account attributable to Matching Contributions allocated after such distribution. The balance of his Account immediately after such distribution will be transferred to a separate account that will be maintained for the purpose of determining his interest therein according to the following provisions.

      At any relevant time prior to a forfeiture of any portion thereof under
Section 7.05, a Participant's nonforfeitable interest in his Account held in a separate account described in the preceding paragraph will be equal to P(AB +
(RxD))-(RxD), where P is the nonforfeitable percentage at the relevant time determined under Section 7.05; AB is the account balance of the separate account at the relevant time; D is the amount of the distribution; and R is the ratio of the account balance at the relevant time to the account balance after distribution. Following a forfeiture of any portion of such separate account under Section 7.05 below, any balance in the Participant's separate account will remain fully vested and nonforfeitable.

7.05. Forfeitures. If a Participant terminates his employment, any portion of his Account (including any amounts credited after his termination of employment) not payable to him under Section 7.03 will be forfeited by him.

7.06. Adjustment for Investment Experience. If any distribution under this
Article 7 is not made in a single payment, the amount remaining in the Account after the distribution will be subject to adjustment until distributed to reflect the income and gain or loss on the investments in which such amount is treated as invested and any expenses properly charged under the Plan to such amounts.


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7.07. Unforeseeable Emergency Withdrawals. Subject to the provisions of Article
8, a Participant shall not be permitted to withdraw his Account (and earnings thereon) prior to retirement or termination of employment, except that, to the extent permitted under Section 1.09, a Participant may apply to the Administrator to withdraw some or all of his Account if such withdrawal is made on account of a unforeseeable emergency as determined by the Administrator.

7.08. Change in Control. If the Employer has elected to apply Section 1.06(c), then, upon a Change in Control, as defined in Section 1.12, notwithstanding any other provision of the Plan to the contrary, all Participants shall have a nonforfeitable right to receive the entire amount of their account balances under the Plan and all such amounts shall be paid out to Participants as soon as administratively practicable.

Article 8. Distribution of Benefits.

8.01. Form of Distribution of Benefits to Participants and Beneficiaries. The Plan provides for distribution as a lump sum to be paid in cash on the date specified by the Employer in Section 1.06 pursuant to the method provided in
Section 8.02. If elected by the Employer in Section 1.10 and specified in the Participant's deferral election, the distribution will be paid through a systematic withdrawal plan (installments) for a time period not exceeding 10 years beginning on the date specified by the Employer in Section 1.06.

8.02. Events Requiring Distribution of Benefits to Participants and
Beneficiaries.

      (a) If elected by the Employer in Section 1.06(a), the Participant will receive a distribution upon the earliest of the events specified by the Employer in Section 1.06(a), subject to the provisions of Section 7.08, and at the time indicated in Section l.06(a)(2). If the Participant dies before any event in Section 1.06(a) occurs, the Participant shall be considered to have terminated employment and the Participant's benefit will be paid to the Participant's Beneficiary in the same form and at the same time as it would have been paid to the Participant pursuant to this
      Article 8.

      (b) If elected by the Employer in Section 1.06(b), the Participant will receive a distribution of all amounts not deferred pursuant to Section 1.06(b)(1)(B) (and earnings attributable to those amounts) upon termination of employment. If elected by the Employer in Section 1.06(b)(l)(B), the Participant shall have the election to receive distributions of amounts deferred pursuant to Section 4.01 (and earnings attributable to those amounts) after a date specified by the Participant in his deferral election which is at least 12 months after the first day of the calendar year in which such amounts would be earned. Amounts distributed to the Participant pursuant to Section 1.06(b) shall be distributed at the time indicated in Section 1.06(b)(2). Subject to the provisions of Section 7.08, the Participant shall receive a distribution in the form provided in Section 8.01. If the Participant dies before any event in Section 1.06(a) occurs, the Participant shall be considered to have terminated employment and the Participant's benefit will be paid to the Participant's Beneficiary in the same form and at the same time as it would have been paid to the Participant pursuant to this Article 8. However, if the Participant dies before the date specified by the Participant in an election pursuant to Section

      1.06(b)(1)(B), then the Participant's benefit shall be paid to the Participant's Beneficiary in the form provided in Section 8.01 as if the Participant had elected to be paid at termination of employment.

8.03. Determination of Method of Distribution. The Participant will determine the method of distribution of benefits to himself and his Beneficiary, subject to the provisions of Section 8.02. Such determination will be made at the time the Participant makes a deferral election. Unless the Employer has elected
Section 1.06(b) to control distributions, the period certain specified in a Participant's first deferral election specifying distribution under a systematic withdrawal plan shall apply to all subsequent elections of distributions under a systematic withdrawal plan made by the Participant. Once a Participant has made an election for the method of distribution, that election shall be effective for all contributions made on behalf of the Participant attributable to any Plan Year after that election was made and before the Plan Year in which that election was altered in the manner prescribed by the Administrator. If the Participant does not designate in the manner prescribed by the Administrator the method of distribution to him and his Beneficiary, the method of distribution shall be a lump sum at termination of employment.

8.04. Notice to Trustee. The Administrator will notify the Trustee, pursuant to the method stated in the Trust Agreement for providing direction, whenever any Participant or Beneficiary is entitled to receive benefits under the Plan. The Administrator's notice shall indicate the form, amount and frequency of benefits that such Participant or Beneficiary shall receive.

8.05. Time of Distribution. In no event will distribution to a Participant be made later than the date specified by the Participant in his salary reduction agreement. All distributions will be made as soon as administratively feasible following the distribution date specified in Section 1.06 or Section 7.08, if applicable.

Article 9. Amendment and Termination.

9.01. Amendment by Employer. The Employer reserves the authority to amend the Plan by filing with the Trustee an amended Adoption Agreement, executed by the Employer only, on which said Employer has indicated a change or changes in provisions previously elected by it. Such changes are to be effective on the effective date of such amended Adoption Agreement. Any such change notwithstanding, no Participant's Account shall be reduced by such change below the amount to which the Participant would have been entitled if he had voluntarily left the employ of the Employer immediately prior to the date of the change. The Employer may from time to time make any amendment to the Plan that may be necessary to satisfy the Code or ERISA. The Employer's board of directors or other individual specified in the resolution adopting this Plan shall act on behalf of the Employer for purposes of this Section 9.01.

9.02. Retroactive Amendments. An amendment made by the Employer in accordance with Section 9.01 may be made effective on a date prior to the first day of the Plan Year in which it is adopted if such amendment is necessary or appropriate to enable the Plan and Trust to satisfy the applicable requirements of the Code or ERISA or to conform the Plan to any change in federal law or to any regulations or ruling thereunder. Any retroactive amendment by the Employer shall be subject to the provisions of Section 9.01.

9.03. Termination. The Employer has adopted the Plan with the intention and expectation that contributions will be continued indefinitely. However, said Employer has no obligation or liability whatsoever to maintain the Plan for any length of time and may discontinue contributions under the Plan or terminate the Plan at any time by written notice delivered to the Trustee without any liability hereunder for any such discontinuance or termination.

9.04. Distribution upon Termination of the Plan. Upon termination of the Plan, no further Deferral Contributions or Matching Contributions shall be made under the Plan, but Accounts of Participants maintained under the Plan at the time of termination shall continue to be governed by the terms of the Plan until paid out in accordance with the terms of the Plan.

Article 10. Miscellaneous.

10.01. Communication to Participants. The Plan will be communicated to all Participants by the Employer promptly after the Plan is adopted.

10.02. Limitation of Rights. Neither the establishment of the Plan and the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against the Employer, Administrator or Trustee, except as provided herein; and in no event will the terms of employment or service of any Participant be modified or in any way affected hereby.

10.03. Nonalienability of Benefits. The benefits provided hereunder will not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, either voluntarily or involuntarily, and any attempt to cause such benefits to be so subjected will not be recognized, except to such extent as may be required by law.

10.04. Facility of Payment. In the event the Administrator determines, on the basis of medical reports or other evidence satisfactory to the Administrator, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Administrator may disburse such payments, or direct the Trustee to disburse such payments, as applicable, to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under State law for the care and control of such recipient. The receipt by such person or institution of any such payments shall be complete acquittance therefore, and any such payment to the extent thereof, shall discharge the liability of the Trust for the payment of benefits hereunder to such recipient.

10.05. Information between Employer and Trustee. The Employer agrees to furnish the Trustee, and the Trustee agrees to furnish the Employer with such information relating to the Plan and Trust as may be required by the other in order to carry out their respective duties hereunder, including without limitation information required under the Code or ERISA and any regulations issued or forms adopted thereunder.

10.06. Notices. Any notice or other communication in connection with this Plan shall be deemed delivered in writing if addressed as provided below and if either actually delivered at said address or, in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mails, first-class postage prepaid and registered or certified:

      (a) If to the Employer or Administrator, to it at the address set forth in the Adoption Agreement, to the attention of the person specified to receive notice in the Adoption Agreement;

      (b) If to the Trustee, to it at the address set forth in the Trust Agreement;

or, in each case at such other address as the addressee shall have specified by written notice delivered in accordance with the foregoing to the addressor's then effective notice address.

10.07. Governing Law. The Plan and the accompanying Adoption Agreement will be construed, administered and enforced according to ERISA, and to the extent not preempted thereby, the laws of the Commonwealth of Massachusetts, without regard to its conflicts of law principles.

Article 11. Plan Administration.

11.01. Powers and Responsibilities of the Administrator. The Administrator has the full power and the full responsibility to administer the Plan in all of its details, subject, however, to the applicable requirements of ERISA. The Administrator's powers and responsibilities include, but are not limited to, the following:

      (a) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

      (b) To interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan;

      (c) To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

      (d) To administer the claims and review procedures specified in Section 11.03;

      (e) To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;

      (f) To determine the person or persons to whom such benefits will be paid;

      (g) To authorize the payment of benefits;

      (h) To comply with any applicable reporting and disclosure requirements of
      Part I of Subtitle B of Title I of ERISA;

      (i) To appoint such agents, counsel, accountants, and consultants as may be required to assist in administering the Plan;

      (j) By written instrument, to allocate and delegate its responsibilities, including the formation of an Administrative Committee to administer the Plan;

11.02. Nondiscriminatory Exercise of Authority. Whenever, in the administration of the Plan, any discretionary action by the Administrator is required, the Administrator shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

11.03. Claims and Review Procedures.

      (a) Claims Procedure. If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review, including a statement of the such person's right to bring a civil action under Section 502(a) of ERISA following as adverse determination upon review. Such notification will be given within 90 days after the claim is received by the Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period).

            If the claim concerns disability benefits under the Plan, the Plan Administrator must notify the claimant in writing within 45 days after the claim has been filed in order to deny it. If special circumstances require an extension of time to process the claim, the Plan Administrator must notify the claimant before the end of the 45-day period that the claim may take up to 30 days longer to process. If special circumstances still prevent the resolution of the claim, the Plan Administrator may then only take up to another 30 days after giving the claimant notice before the end of the original 30-day extension. If the Plan Administrator gives the claimant notice that the claimant needs to provide additional information regarding the claim, the claimant must do so within 45 days of that notice.

      (b) Review Procedure. Within 60 days after the date on which a person receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred), such person (or his duly authorized representative) may (i) file a written request with the Administrator for a review of his denied claim and of pertinent documents and (ii) submit written issues and comments to the Administrator. This written request may include comments, documents, records, and other information relating to the claim for benefits. The claimant shall be provided, upon the claimant's request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits. The review will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Administrator (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period). The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.

            If the initial claim was for disability benefits under the Plan and has been denied by the Plan Administrator, the claimant will have 180 days from the date the claimant received notice of the claim's denial in which to appeal that decision. The review will be handled completely independently of the findings and decision made regarding the initial claim and will be processed by an individual who is not a subordinate of the individual who denied the initial claim. If the claim requires medical judgment, the individual handling the appeal will consult with a medical professional whom was not consulted regarding the initial claim and who is not a subordinate of anyone consulted regarding the initial claim and identify that medical professional to the claimant.

            The Plan Administrator shall provide the claimant with written notification of a plan's benefit determination on review. In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the claimant -- the specific reason or reasons for the adverse determinations, reference to the specific plan provisions on which the benefit determination is based, a statement that the claimant is entitled to receive, upon the claimant's request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits.

11.04. Costs of Administration. Unless some or all costs and expenses are paid by the Employer, all reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Administrator and the Trustee in administering the Plan and Trust will be paid first from the forfeitures (if any) resulting under Section 7.05, then from the remaining Trust Fund. All such costs and expenses paid from the Trust Fund will, unless allocable to the Accounts of particular Participants, be charged against the Accounts of all Participants on a pro rata basis or in such other reasonable manner as may be directed by the Administrator.

                             FIRST AMENDMENT TO THE
                   CORPORATEPLAN FOR RETIREMENT EXECUTIVE PLAN
                               BASIC PLAN DOCUMENT
        a/k/a THE RAILAMERICA, INC. EXECUTIVE DEFERRED COMPENSATION PLAN

      THIS FIRST AMENDMENT (the "Amendment"), made on this 14th day of November, 2002, to the CORPORATEplan for Retirement Executive Plan Basic Plan Document, a/k/a the RailAmerica, Inc. Executive Deferred Compensation Plan (the "Plan"), by RAILAMERICA, INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

      WHEREAS, the Company maintains the Plan for the sole and exclusive benefit of its eligible participants and their respective beneficiaries under the terms and provisions of the Internal Revenue Code of 1986, as amended, and

      WHEREAS, pursuant to Section 9.01 of the Plan, the Company has the power to amend said Plan;

      NOW, THEREFORE, effective as of January 1, 2003, the Plan shall be amended as follows:

      12. All references in the Plan to "employment" shall, with respect to a Participant who is a Director, be construed to mean active service as a member of the Board of Directors of an Employer.

      13. Section 2.01.(a)(1) of the Plan is hereby amended to read as follows:

            "(1) "Account" means the total amount credited to the Sub-Accounts maintained in the Plan in accordance with the provisions of the Plan for each Participant, and which consists of Deferral Contributions, Matching Contributions and Employer Contributions made on his or her behalf, as well as earnings accrued thereon."

      14. Section 2.01.(a)(2) of the Plan is hereby amended to read as follows:

            "(2) "Administrator" means RailAmerica, Inc., a Delaware corporation, and its successors or assigns."

      15. Section 2.01.(a)(6) of the Plan is hereby amended to add the following at the end thereof:

            "In the case of a Participant who is a non-employee Director, Compensation shall mean the annual retainer and meeting fees earned by the Participant with respect to services rendered to the Employer."

      16. Section 2.01.(a)(17) of the Plan is hereby amended to read as follows:

            "(17) "Participant" means any Employee or Director who participates in the Plan in accordance with Article 3 hereof."

      17. A new Section 2.01.(a)(29) is hereby added to the Plan to read as follows:

            "(29) "Change in Control" means:

                  (i) The acquisition (other than from RailAmerica, Inc., a
            Delaware corporation (the "Company")), by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33 1/3% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereafter referred to as the ownership of a "Controlling Interest"), excluding, for this purpose, any acquisitions by (1) the Company or any of its subsidiaries, (2) any person, entity or "group" that as of the date hereof owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a Controlling Interest; or
            (3) any employee benefit plan of the Company or any of its subsidiaries; or

                  (ii) The nine (9) individuals who, as of November 1, 2002, constitute the Board of Directors of the Company (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

                  (iii) Approval by the stockholders of the Company of (1) a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 66 2/3% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's (or entity's) then outstanding voting securities in substantially the same proportions as their ownership immediately prior to such reorganization, merger, or consolidation, (2) a liquidation or dissolution of the Company, or (3) the sale of all or substantially all of the assets of the Company, unless the approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned.

            For purposes of this Plan, the determination as to whether a Change of Control of the Company has occurred shall be made by the Board of Directors of the Company, and all parties, including without limitation, the Trustee, shall rely on such determination and shall not be obligated to make an independent determination as to whether a Change of Control of the Company has indeed occurred."

      18. A new Section 2.01.(a)(30) is hereby added to the Plan to read as follows:

            "(30) "Director" means a member of the Board of Directors of the Employer or the Board of Directors of any Related Employers designated in Section 1.02(b)."

      19. A new Section 2.01.(a)(31) is hereby added to the Plan to read as follows:

            "(31) "Sub-Account" means, with respect to a Plan Year, the total amount of Deferral Contributions, Matching Contributions and Employer Contributions credited to such Sub-Account on behalf of a Participant for a given Plan Year, as well as earnings, expenses, gains and losses attributed thereto."

      20. Section 3.01. of the Plan is hereby amended in its entirety to read as follows:

            "3.01. Date of Participation. An eligible Employee or an eligible Director (as set forth in 1.03(a)) who has filed an election pursuant to Section 4.01 shall become a Participant in the Plan on the first Entry Date coincident with or following the date on which he or she is designated as eligible to participate under the Plan."

      21. Section 4.01. of the Plan is hereby amended in its entirety to read as follows:

            "4.01. Deferral Contributions. Each Participant may elect to execute a compensation reduction agreement with the Employer to reduce and defer receipt to this Plan of (a) an amount not to exceed a specified percentage (in whole percentages) of his or her base salary earned during the Plan Year, and/or (b) an amount not to exceed a specified percentage (in whole percentages) of any bonus earned during the Plan Year. The specified percentage limitations shall be set forth in Sections 1.05(a) and (b) of the Adoption Agreement. The compensation reduction agreement will be effective to defer base salary and bonuses relating to services performed in a Plan Year subsequent to the filing of such an election; provided, however, that an eligible Employee or Director who becomes a Participant either as of the Effective Date of the Plan or during a Plan Year may file a compensation reduction agreement within thirty
            (30) days after becoming a Participant and such compensation reduction agreement shall apply only with respect to the Participant's base salary and bonuses earned after the individual becomes a Participant in the Plan. An election once made shall remain in effect until a new election is made. A new election shall be effective as of the first day of the following Plan Year ("New Election Effective Date") and shall apply only to base salary and bonuses payable with respect to services rendered on or after the New Election Effective Date. With respect to each Plan Year, the Employer shall credit an amount to the Sub-Account maintained on behalf of the Participant corresponding to the amount of reduction elected on the Participant's compensation reduction agreement for such Plan Year. Under no circumstances may a compensation reduction agreement be adopted retroactively. A Participant may revoke a compensation reduction agreement for a Plan Year during such Plan Year, provided, however, that such revocation shall apply only to base salary and/or bonuses not yet earned. In that event, the Participant shall be precluded from electing to defer future base salary and/or bonuses hereunder during the Plan Year to which the revocation applies. "

      22. The first sentence of Section 4.02. of the Plan is hereby amended to read as follows:

            "4.02. Matching Contributions. If so provided by RailAmerica, Inc. in Section 1.05(b), for each Plan Year, the Employer shall make a Matching Contribution to be credited to the Sub-Account maintained on behalf of each Participant who had Deferral Contributions made on his or her behalf during the Plan Year and who meets the requirements, if any, of Section 1.05(b)."

      23. A new Section 4.04. is hereby added to the Plan to read as follows:

            "4.04. Employer Contributions. If so provided by RailAmerica, Inc. in Section 1.05(c), for each Plan Year, an Employer may credit to a Sub-Account maintain on behalf of a Participant employed by the Employer such contributions ("Employer Contributions"), if any, as the Employer shall determine for such Participant based upon such criteria as the Employer, in its sole discretion, shall from time to time determine. The Employer shall not be required to treat each Participant in the same manner in determining the amount of any Employer Contributions to be made for any Participants pursuant to this Section 4.04. Any Employer contributions made by the Employer shall be transferred to the Trustee as soon as practicable after the last day of the Plan Year to which it relates."

      24. Section 5.01. of the Plan is hereby amended to read as follows:

            "5.01. Individual Accounts and Sub-Accounts. The Administrator will establish and maintain an Account for each Participant which will reflect the aggregate amount of Deferral Contributions, Matching Contributions and Employer Contributions credited to such Account on behalf of the Participant, as well as earnings, expenses, gains and losses credited thereto and deemed investments made with amounts in the Participant's Account. In addition, for each Plan Year, the Administrator will establish and maintain a Sub-Account under the Participant's Account, which will reflect all Deferral Contributions, Matching Contributions and Employer Contributions, as well as earnings, expenses, gains and losses attributed thereto, credited on behalf of such Participant for such Plan Year. The Administrator shall establish and maintain such other accounts and records as it decides in its discretion to be reasonably necessary or appropriate in order to discharge its duties under the Plan. Participants will be furnished statements of their Account and Sub-Account balances at least once each Plan Year. The Administrator shall provide the Trustee with information on the amount credited to the separate accounts of each Participant maintained by the Administrator in its records."

      25. Article 7 of the Plan is hereby amended to substitute "Account and or Sub-Account" for "Account" in all places in which it appears therein.

      26. Section 7.07. of the Plan is hereby amended in its entirety to read as follows:

            "7.07. Acceleration of Distributions. Distribution shall be accelerated upon the following occurrences:

                  (a) Unforseeable Emergency Withdrawals. If so provided by
            RailAmerica, Inc. in Section 1.09, upon the written request of a Participant and in the event the Administrator determines that an "unforeseeable emergency" has occurred with respect to a Participant, the Participant may withdraw the lesser of (1) the amount necessary to meet the emergency or (2) the vested portion of the Participant's Account, and no further Deferral Contributions shall be made under the Plan on behalf of the Participant until the first payroll period of the second Plan Year following the Plan Year in which the Participant received a distribution under this Section 7.07.(a). For this purpose, an "unforeseeable emergency" shall mean an unanticipated emergency, such as a sudden and unexpected illness or accident of the Participant or a dependent of the Participant or loss of the Participant's property due to casualty, that is caused by an event beyond the control of the Participant and that would result in severe financial hardship if the withdrawal were not permitted. The need to pay a Participant's child's tuition to college and the desire to purchase a home shall not be considered unforeseeable emergencies.

                  (b) Callable Rights. The Participant may request the
            distribution of his or her entire Account at any time for any reason, subject to the following restrictions: (1) only ninety percent (90%) of the Participant's Account, less applicable tax withholding, shall be distributed to the Participant and the remaining ten percent (10%) of shall be forfeited, and (2) no further Deferral Contributions shall be made under the Plan on behalf of the Participant until the first payroll period of the second Plan Year following the Plan Year in which the Participant received a distribution under this Section 7.07.(b). Any amounts forfeited pursuant to this Section 7.07(b) shall be used to pay costs and expenses (including, without limitation, legal, accounting, and participant communication fees) incurred by the Administrator and the Trustee in administering the Plan and Trust."

      27. Section 7.08. of the Plan is hereby amended in its entirety to read as follows:

            "7.08. Change in Control. If the Employer has elected to apply
            Section 1.06(c), then upon a Change in Control, as defined in
            Section 2.01.(a)(29) hereof, notwithstanding any other provision of the Plan to the contrary, all Participants shall have a nonforfeitable right to receive the entire amount of their Account balances under the Plan and all such amounts shall be paid out to Participants as soon as administratively practicable thereafter."

      28. Section 8.01. of the Plan is hereby amended to read as follows:

            "8.01. Form of Distribution of Benefits to Participants and Beneficiaries. The Plan provides for the distribution of a Participant's Sub-Account in the form of a lump sum, in cash, on the date and pursuant to the method specified in Section 1.06. Notwithstanding the foregoing, if elected by RailAmerica, Inc. in
            Section 1.10 and specified in the Participant's election form, the distribution shall be paid through a systematic withdrawal plan (installments) for a time period not exceeding 10 years beginning on the date specified by the Employer in Section 1.06 hereof."

      29. Section 8.02. of the Plan is hereby amended in its entirety to read as follows:

            "8.02. Events Requiring Distribution of Benefits to Participants and Beneficiaries.

                  (a) If elected by RailAmerica, Inc. in Section 1.06(a), the
            Participant shall receive a distribution the vested portion of his or her Account, less applicable withholding taxes, upon the earliest to occur of the events specified in Section 1.06.(a), subject to the provisions of Section 7.08., and at the time indicated in Section 1.06.(a)(2). If a Participant dies before distribution of the entire vested portion of his or her Account under this Plan, any remaining amounts, less applicable withholding taxes, shall be distributed to the Participant's Beneficiary in a lump sum distribution as soon as practicable following the Participant's death.

                  (b) If elected by the Employer in Section 1.06(b), the
            Participant shall receive a distribution of each of his or her Sub-Accounts, less applicable withholding taxes, upon the earlier of
            (i) the date specified in the Participant's election form applicable to such Sub-Account, and (ii) the first day of the month immediately following the date of the termination of the Participant's employment with the Employer, or as soon as administratively practicable thereafter. The date specified by the Participant on his or her election form with respect to a Sub-Account must be at least twelve (12) months after the first day of the Plan Year immediately preceding the Plan Year during the amounts to be allocated to such Sub-Account would be earned. Amounts distributed to the Participant pursuant to Section 1.06(b) shall be distributed at the time indicated in Section 1.06(b)(2). If a Participant should die before distribution of the entire vested portion of his or her Account under this Plan, any remaining amounts, less applicable withholding taxes, shall be distributed to the Participant's Beneficiary in a lump sum distribution as soon as practicable following the Participant's death.

                  (c) Notwithstanding anything to the contrary in this Plan, in the event that a Participant's Account and/or Sub-Account becomes distributable pursuant to Section 1.06(a) or (b), whichever applicable, and the then fair market value of such Participant's Account and/or Sub-Account is $5,000 or less, then notwithstanding any election made by the Participant to the contrary, the Employer may, in its sole discretion, require that a lump sum distribution of the Participant's Account and/or Sub-Account be made as soon as practicable after the event that gave rise to the distribution."

      30. Section 9.01. of the Plan is hereby amended to read as follows:

            "9.01. Amendment by RailAmerica, Inc. RailAmerica, Inc. reserves the authority to amend the Plan by filing with the Trustee an amended Adoption Agreement and/or an amendment to the Basic Plan Document, executed by RailAmerica, Inc. only, on which RailAmerica, Inc. has indicated a change or changes in provisions it previously adopted. Such changes are to be effective on the effective date of such amendment. Any such change notwithstanding, no Participant's Account shall be reduced by such change below the amount to which the Participant would have been entitled if he or she had voluntarily left the employ of the Employer immediately prior to the date of the change. RailAmerica, Inc. may from time to time make any amendment to the Plan that may be necessary to satisfy the Code or ERISA. The board of directors of RailAmerica, Inc. or other individuals specified in the resolution adopting this Plan shall act on behalf of RailAmerica, Inc. for purposes of this Section 9.01."

      31. Section 9.04. of the Plan is hereby amended to read as follows:

            "9.04. Distribution upon Termination of the Plan. Upon termination of the Plan, no further Deferral Contributions, Matching Contributions or Employer Contributions shall be made under the Plan. The Participants' Accounts maintained under the Plan at the time of termination shall continue to be governed by the terms of the Plan until paid out in accordance with the terms of the Plan unless RailAmerica, Inc. determines, in its sole discretion, to make distributions of all Accounts to Participants as soon as practicable after the termination of the Plan."

      32. Section 11.01. of the Plan is hereby amended to add the following at the end thereof:

            "Any interpretation or other decision made by the Administrator shall be final, binding and conclusive upon all persons in the absence of clear and convincing evidence that the Administrator acted arbitrarily and capriciously."

      33. In all other respects, the Plan shall remain unchanged by the Amendment.

      IN WITNESS WHEREOF, the Company has caused this instrument to be executed the day and year first above written.

                                       RAILAMERICA, INC., a Delaware corporation


                                       By: /s/ Terry K. Forsman
                                           -------------------------
                                       Name: Terry K. Forsman
                                       Title: Vice President of Human Resources


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